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Exhibit 10.10

                              PUT OPTION AGREEMENT
                                (THE "AGREEMENT")

B E T W E E N:

                        UGOMEDIA INTERACTIVE CORPORATION,
                                  ("UGOMEDIA")

                                     - and -

                                   NEVADA FUND
                                   ("NEVADA")

         WHEREAS pursuant to the terms of a common stock purchase agreement dated January 8, 2003 between Ugomedia, 4137639 Canada Inc. ("SUB") and Sciax Technology Inc. ("SCIAX") (the "PURCHASE AGREEMENT"), Sciax agreed to an exchange of all of its outstanding common stock for exchangeable shares of Sub and preferred shares of Ugomedia, all as more particularly set forth in the Purchase Agreement;

         AND WHEREAS pursuant to the Purchase Agreement Ugomedia signed a promissory note in favour of Nevada (the "NOTE");

         AND WHEREAS Nevada may own up to 875,000 shares of the capital of Ugomedia (such actual number of shares received upon such conversion being referred to herein as the "SHARES") pursuant to exercising its right of conversion rights under the Note;
         AND WHEREAS, in order to guarantee to Nevada Fund payment in full of all amounts due it under the Note, even in the event of the exercise of such conversion right as aforesaid, the parties are desirous of entering into the within Agreement;

         AND WHEREAS unless specifically defined herein or unless the context otherwise requires, defined terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement;

         NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

THE PUT OPTION

1) Subject to the terms and conditions set out in this Agreement, and provided that Nevada Fund has exercised, whether in whole or in part, its option to convert the Note, Ugomedia hereby grants to Nevada the option (the "PUT Option") to require Ugomedia

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to  repurchase  the Shares  from Nevada Fund at a price of $.20 per share if the market value (defined as the closing sale price of a single share of stock on the exchange on which UgoMedia's common stock is then traded) of the Shares is below $.20 per share on February 27, 2004, being the date on which the Note becomes due (the "DUE DATE").

EXERCISE OF PUT OPTION

2) On the Due Date, Nevada may exercise the Put Option by delivering to Nevada a notice of such exercise in writing (the "Put Notice").

EXERCISE PERIOD

3) Unless otherwise exercised, the Put Option shall expire on the Due Date or on such earlier date on which all obligations of Ugomedia to Nevada under the Note have been satisfied in full.

COVENANT NOT TO TRANSFER SHARES

4) While this Agreement is in effect, Nevada shall not transfer all or any portion of the Shares to any party except pursuant to this Agreement, nor shall it encumber the Shares in any manner. The Corporation shall not authorize or otherwise permit the transfer of the shares to any party except pursuant to this Agreement.

GENERAL

5) The agreement shall be construed in accordance with the laws of the state of Nevada.

6) The invalidity or enforceability of any provision of this Agreement will not affect the validity or enforceability of any other term, but the agreement will be construed as if such invalid term were omitted.

7) The parties may amend any of the provisions of this Agreement either by separate written instrument or by endorsing the amendment on this Agreement, which amendment, in either form, must be signed by all parties and witnessed. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

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8) The parties,  without  further  consideration,  shall execute and deliver any document or documents and take such further action as the other party may reasonably require from time to time to give effect to the provisions and intent of this Agreement.

9) This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by any party hereto without the express written consent of the other party hereto.

10) Any notice or communication to be given hereunder may be effectively given by delivering the same at the addresses hereinafter set forth or by sending the same by facsimile or prepaid registered mail to the parties at such addresses. Any notice so mailed shall be deemed to have been received on the fifth business day next following the mailing thereof provided the postal service is in operation during such time. Any facsimile notice shall be deemed to have been received on the business day next following the date of transmission. The mailing and facsimile addresses of the parties for the purposes hereof shall respectively be:

         if to Ugomedia:

                  o

                  Attention: o
                  Facsimile: o

         if to Nevada:

                  o

                  Attention: o
                  Facsimile: o

         Either party may from time to time notify the other party hereto, in accordance with the provisions hereof, of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes of this Agreement.

11) This Agreement may be executed by the parties in any number of separate counterparts each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties, provided, however that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

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         IN WITNESS  WHEREOF,  the parties herto have executed this Agreement as of this day of March, 2003.

                                              UGOMEDIA INTERACTIVE CORPORATION


                                              Per:__________________________
                                              Name:

                                              Authorized signatory.

                                              NEVADA FUND


                                              Per:__________________________
                                              Name:

                                              Authorized signatory.

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